EXHIBIT 99.1

Gilla Lands South American Distributor

Miami, Florida – July 10th, 2013 – Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA) is pleased to announce that the Company has signed a Production and Supply Agreement (the “Supply Agreement”) with a South American Distributor (the “Distributor”) to supply electronic cigarettes (“e-cigarettes”) and related accessories.

“We are exited to be expanding into the South American continent where we believe there is a significant opportunity to become a market leader,” stated Graham Simmonds, Gilla’s Chief Executive Officer. “Our partner in South America is an established group with experience in cigar distribution and strong ties to the casino and sports marketing industries,” he added.

Under the terms of the Supply Agreement, the Distributor has reserved the exclusive right to distribute a brand of the Company’s e-cigarette products in Brazil, Chile, Paraguay, Uruguay, Argentina, Venezuela, Columbia, Peru and Ecuador (collectively the “Territory”). The Supply Agreement has a five-year term, which shall automatically renew for an additional five-year term, provided that the Distributor has satisfied all of the minimum performance and order quantity requirements set forth to maintain exclusivity in the distribution Territory.

The Supply Agreement will provide the Company with the opportunity to supply e-cigarette products and related accessories to the thriving South American tobacco industry. The Company looks forward to building on the existing relationship with the Distributor to commercialize and brand its first e-cigarette product in South America.

About Gilla Inc.
Gilla Inc. designs, markets and distributes electronic cigarettes (“e-cigarettes”) and accessories. E-cigarettes are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience. E-cigarettes do not burn tobacco and are not smoking cessation devices.

Forward-looking Statements
Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.'s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

For more information, please visit gillainc.com, or contact:

Gilla Inc.
Mr. Graham Simmonds
+1-416-843-2881
graham@gillainc.com
gillainc.com